Exhibit 1


                                                             EXECUTION VERSION



                       25,100,000 SHARES OF COMMON STOCK

                              PLACEMENT AGREEMENT

                                                            September 18, 2003

[ ]
[ ]
[ ]
[ ]

Ladies and Gentlemen:

     CONSOL Energy Inc., a Delaware corporation (the "Company"), confirms its agreement with [ ] ("[ ]"), whereby [ ] shall act as placement agent for the Company with respect to the offering and sale of an aggregate of 11,000,000 shares (the "Primary Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company, and RWE Rheinbraun AG, a stock corporation organized under the laws of The Federal Republic of Germany (the "Seller") and a wholly-owned subsidiary of RWE AG, confirms its agreement with [ ], whereby [ ] shall act as placement agent for the Seller with respect to the offering and sale of an aggregate of 14,100,000 shares (the "Secondary Shares" and, together with the Primary Shares, the "Shares") of Common Stock. This placement agreement is referred to herein as this "Agreement."

     The Shares are being offered in a private placement (the "Private Placement") without being registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), in reliance upon applicable exemptions from the registration requirements of the Securities Act to "accredited investors" (as that term is defined in Rule 501(a) under the Securities Act), and non-U.S. persons under Regulation S under the Securities Act. The Shares are being sold to those offerees listed on Schedule 1 hereto (the "Purchasers"), each of whom has entered into the agreements, and made the representations, set forth in the form of Purchaser Letter/Subscription Agreement attached as Exhibit A hereto (the "Purchaser Letter"). The Purchaser Letter of each Purchaser has been delivered on the date hereof.

     In connection with the offer and sale of the Shares, the Company has prepared a preliminary private placement memorandum, subject to completion, dated September 15, 2003 (the "Preliminary Private Placement Memorandum"), and a final private placement memorandum, dated September 18, 2003 (the "Final Private Placement Memorandum" and, together with the Preliminary Private Placement Memorandum, the "Private Placement Memorandum"). The Private Placement Memorandum sets forth certain information concerning the Company, the Seller and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum in connection with the offering and sale of the Shares. Any references herein to the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum


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shall be deemed to include all annexes and exhibits thereto and all documents or filings incorporated by reference therein.

     The Purchasers of the Shares will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as defined in Section 1(b) below) between the Company, on the one hand, and [ ] for the benefit of the Purchasers and others, on the other hand (the "Registration Rights Agreement"), to be substantially in the form attached as Exhibit B hereto. [ ] will be entitled to the benefits of an Option Agreement dated the Closing Date among the Seller, the Company and [ ] (the "Option Agreement") to be substantially in the form attached as Exhibit C hereto.

     Each of the Seller, the Company and [ ] agree as follows:

     1. Purchase, Sale and Delivery of the Shares:

     (a) The Shares. On the basis of the agreements herein, but subject to the conditions herein set forth, (i) the Company agrees to offer and sell to each Purchaser, upon the terms herein set forth, the number of Primary Shares set forth opposite such Purchaser's name on Schedule 1 hereto and (ii) the Seller agrees to offer and sell to each Purchaser, upon the terms herein set forth, the number of Secondary Shares set forth opposite such Purchaser's name on
Schedule 1 hereto. The Shares will be sold by the Company and the Seller at a purchase price of $17.82 per share. The purchase price for the Shares shall be collected by [ ] and held in an [ ] bank account pending the Closing Date (hereinafter defined). The Company shall pay [ ] a placement fee of $0.50 per share for each Primary Share sold by the Company. The Seller shall pay [ ] a placement fee of $0.50 per share for each Secondary Share sold by the Seller. The placement fee to be paid by the Company with respect to the Primary Shares and by the Seller with respect to the Secondary Shares is referred to herein in each case as the "Placement Fee".

     (b) The Closing Date. Delivery of the Shares and payment therefor shall be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, or such other place as may be agreed to by the Company, the Seller and [ ], at 11:00 a.m. Eastern time, on September 23, 2003, or such other time and date as [ ], the Company and the Seller shall agree (the time and date of such closing are called the "Closing Date").

     (c) Payment and Delivery. At the Closing Date, subject to the satisfaction of the closing conditions set forth herein, [ ] shall (i) pay to the Company, by wire transfer of United States dollars in immediately available funds, the aggregate purchase price for the Primary Shares, to the extent such price has been received by [ ] from the Purchasers prior to the Closing Date (net of the Placement Fee and any applicable withholding taxes), against the Company's delivery, to the extent such net purchase price therefor is paid by [ ] to the Company, of the certificates for the Primary Shares to [ ] for each such Purchaser's account and (ii) pay to the Seller, by wire transfer of United States Dollars in immediately available funds, the aggregate purchase price for the Secondary Shares, to the extent such price has been received by [ ] from the Purchasers prior to the Closing Date (net of the Placement Fee and any applicable withholding taxes held in escrow as described in paragraph (d) of this Section), against the delivery to the extent such net purchase price therefor is paid by [ ] to the Seller, of the certificates for the Secondary Shares to [ ] for each such Purchaser's account.

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The certificates for Shares shall be in the names and amounts identified in
Schedule 1 hereto and shall bear legends in accordance with the Private Placement Memorandum and Purchaser Letters. The parties hereto agree that the Company and the Seller are selling the Shares directly to the Purchasers, and [ ] (i) shall not purchase any Shares, (ii) shall not use its own funds with respect to the purchase of the Shares by Purchasers and (iii) assumes no obligation, responsibility or liability with respect to any failure of any Purchaser to deliver sufficient funds or otherwise satisfy such Purchaser's obligations.

     (d) Withholding Tax Escrow. Pursuant to the terms of the Escrow Agreement attached hereto as Exhibit D, the escrow agent named therein (the "Escrow Agent") shall hold in escrow 10% of the aggregate applicable gross purchase price for the Secondary Shares being sold by the Seller (the "Escrow Amount") until such date (the "Determination Date") as the United States Internal Revenue Service (the "IRS") issues a final determination (the "Determination") with respect to the Seller's application for a withholding certificate allowing for the reduction or elimination of U.S. withholding tax on the sale of Secondary Shares. By the later of (i) 10 calendar days following the Determination Date and (ii) five business days following receipt by the Escrow Agent of notice of the Determination Date, the Escrow Agent shall, on behalf of the Purchasers, pay to the IRS that portion of the Escrow Amount equal to the amount of withholding set forth in the Determination, if any, and shall pay the remainder of the Escrow Amount, if any, to the Seller by wire transfer of United States dollars in immediately available funds.

     (e) Payment to Purchasers Contingent on Sale of Option Shares. If [ ] exercises its option under the Option Agreement to place any Option Shares (as defined in the Option Agreement) and the Market Price (as defined in the Option Agreement) paid per Option Share in such placement exceeds $17.82 (the amount of such excess for any such placement, multiplied by the number of Option Shares sold in such placement, is referred to herein as the "Option Excess" for such placement), the Seller agrees to pay to each Purchaser such Purchaser's Applicable Percentage (as defined below) of the Option Excess for such placement, to be paid to such Purchaser no later than three business days following the date of the closing of such placement by check or wire transfer to an account designated by such Purchaser. "Applicable Percentage" means, with respect to any Purchaser, the percentage of the aggregate number of Shares being purchased by all Purchasers that such Purchaser purchased pursuant to Section 1(a) above. The Purchasers shall have no right to receive any proceeds from sales of shares of Common Stock by the Seller subsequent to the Option Period that are not made pursuant to an exercise of [ ]'s option to place Option Shares under the Option Agreement. The Company shall not be responsible for or have any liability to [ ], the Seller or any Purchaser with respect to the Option Shares and Option Excess.

     2. Representations and Warranties of the Seller: The Seller represents and warrants to [ ] and the Company that, as of the date of this Agreement:

     (a) To the extent that any statements or omissions made in the Preliminary Private Placement Memorandum are made in reliance upon and in conformity with written information furnished to the Company by the Seller expressly for use therein, the Preliminary Private Placement Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the extent that any statements or omissions made in the Final Private Placement Memorandum are made in reliance upon and in conformity with written information furnished to the Company by the Seller expressly for use therein, on the date hereof, the Final Private Placement Memorandum does not (and any amendment or supplement thereto, at the date thereof, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the

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circumstances under which they were made, not misleading. The Company, [ ] and the Seller hereby confirm and agree that the only information furnished to the Company by the Seller expressly for use in the Private Placement Memorandum is
(i) the number of shares (but not the percentages) set forth in the second and third sentences in the first paragraph of the cover page, in the second sentence of "Private Placement Memorandum Summary -- The Offering -- Seller," in the first sentence of the paragraph under the caption "Risk Factors -- Following completion of this offering, RWE will own approximately ____% of CONSOL's outstanding common stock and may be able, together with one or more other holders of CONSOL common stock to control significant business decisions by CONSOL" and in the first sentence of the first paragraph under "Risk
Factors -- CONSOL's share price may decline due to shares eligible for future sale" ("Risk Factor A"), (ii) the information in the second and third sentences of the second paragraph of Risk Factor A and (iii) the information under the caption "Escrow of Withholding Taxes."

     (b) The Seller has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation.

     (c) The Seller has full corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

     (d) Neither the Seller nor any of its affiliates ("Affiliates") (as that term is defined in Regulation D under the Securities Act ("Regulation D")) (other than the Company and its subsidiaries as to whom no representations or warranties are made hereby) nor any person acting on their behalf (other than [ ] as to whom no representations or warranties are made hereby) (i) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Shares under the Securities Act; or (ii) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares in the United States or (iii) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares sold outside the United States to non-U.S. persons (as defined in Regulation S); and the Seller and its Affiliates and any person acting on their behalf (other than [ ] and the Company and its subsidiaries as to whom no representations or warranties are made hereby) have complied and will comply with the offering restriction requirements of Regulation S.

     (e) The Seller is the record and beneficial owner of the Shares being sold by it, free and clear of any encumbrance or claim.

     (f) The Option Agreement, the Escrow Agreement and this Agreement have been duly authorized by the Seller. This Agreement has been duly executed and delivered by the Seller, and at the Closing Date the Option Agreement and the Escrow Agreement will have been

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duly executed and delivered by the Seller. Section 1(e) of this Agreement constitutes, and at the Closing Date the Option Agreement and the Escrow Agreement will constitute, legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (b) principles of equity, whether considered at law or equity and (c) principles of public policy limiting the right to indemnification.

     (g) The sale of the Shares being sold by the Seller, and the compliance by the Seller with all of the provisions of this Agreement, the Option Agreement and the Escrow Agreement (all such agreements being referred to collectively as the "Seller Transaction Documents") and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound, (ii) result in any violation of the provisions of the organizational documents of the Seller, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Seller, except in the case of clauses (i), (ii) and (iii), for any such conflict, breach, violation or default which would not reasonably be expected to have a material adverse effect on the Seller's ability to consummate the transactions contemplated hereby or on the enforceability of any documents entered into by the Seller in connection therewith.

     (h) No consent, approval, authorization or order of, or filing, registration or qualification by the Seller with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Seller is required for the offering and sale of the Shares being sold by the Seller or the consummation by the Seller of the other transactions contemplated by this Agreement or the Option Agreement, except such filings as may be required by the Exchange Act.

     3. Representations and Warranties of the Company: The Company represents and warrants to [ ] and the Seller that, as of the date of this Agreement:

     (a) The Preliminary Private Placement Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date hereof and on the Closing Date, the Final Private Placement Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representation or warranty as to the information contained in or omitted from the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of [ ] or the Seller specifically for inclusion therein.

     (b) The documents annexed to and deemed to be a part of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, to the extent they were filed with the Securities and Exchange Commission (the "Commission"), conformed in all material

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respects to the requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations of the Commission thereunder, when they were filed with the Commission, and when read together with the other information in the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum, as the case may be, at the time issued do not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements of the Company incorporated by reference in the Final Private Placement Memorandum or the documents annexed thereto and deemed to be a part thereof, any material loss or interference with its business that is material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Private Placement Memorandum and, since the respective dates as of which information is given in the Final Private Placement Memorandum, there has not been any material change in the capital stock or any material increase in the consolidated short-term or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or any material transaction entered into by the Company or any of its subsidiaries, in each case whether or not in the ordinary course of business, otherwise than as set forth or contemplated in the Final Private Placement Memorandum.

     (d) The Company has been duly incorporated, is validly existing and is in good standing under the laws of State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Private Placement Memorandum and to enter into and perform this Agreement and to consummate the transactions contemplated herein; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or earnings of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); each subsidiary of the Company, other than those subsidiaries which would not constitute a "significant subsidiary" as defined in Item 1-02(w) of Regulation S-X (each a "Subsidiary"), is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties. Each Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

     (e) The Company has outstanding equity capitalization as set forth in the Final Private Placement Memorandum (except for subsequent issuances, if any, pursuant to employee benefit plans

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or pursuant to the exercise of convertible securities or options), and all of the issued shares of capital stock of the Company, including without limitation the Shares being sold by the Seller, have been duly and validly authorized and issued and are fully paid and nonassessable; upon the issuance and sale of the Shares being sold by the Company pursuant to the terms hereof, the Shares being sold by the Company will have been duly and validly authorized and issued and fully paid and nonassessable; except as otherwise disclosed in the Final Private Placement Memorandum, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law, are owned by the Company directly or through subsidiaries, free and clear of any encumbrance or claim except as described in the Final Private Placement Memorandum and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (f) [Intentionally left blank]

     (g) The Option Agreement, the Registration Rights Agreement and this Agreement have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and at the Closing Date the Option Agreement and the Registration Rights Agreement will have been duly executed and delivered by the Company. This Agreement constitutes, and at the Closing Date the Option Agreement and the Registration Rights Agreement will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (b) principles of equity, whether considered at law or equity and (c) principles of public policy limiting the right to indemnification.

     (h) The Registration Rights Agreement and the Option Agreement conform in all material respects, and the Shares will conform, in all material respects, to the descriptions thereof contained in the Final Private Placement Memorandum.

     (i) Assuming the truth and accuracy of the representations and warranties of the Seller, the Company and [ ] in Sections 2(d), 3(x) and 4(b) of this Agreement, and compliance by the Company and the Seller with their respective covenants set forth in Sections 5(a)(iv), 5(a)(v), 5(b)(i) and 5(b)(ii), the issuance and sale of the Shares, and the compliance by the Company with all of the provisions of this Agreement, the Registration Rights Agreement (all such agreements being referred to collectively as the "Transaction Documents") and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect or affect the validity of the Shares or the legal authority of the Company to comply with the terms of the Transaction Documents; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute

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or any order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties which would reasonably be expected to have a Material Adverse Effect or affect the validity of the Shares or the legal authority of the Company to comply with the Transaction Documents.

     (j) The sale of the Shares, and the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated therein, will not result in a "change of control" of the Company under (i) any statute or any order, rule or regulation of any court or governmental agency or body, or regulatory authority, foreign or domestic, having jurisdiction over the Company or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound. For purposes hereof, "change of control" and similar terms shall have the meaning given thereto in the applicable statute, order, rule, regulation, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument.

     (k) No consent, approval, authorization or order of, or filing, registration or qualification by the Company with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company is required for the offering and sale of the Shares or the consummation by the Company of the other transactions contemplated by this Agreement or the Registration Rights Agreement except such filings as may be required by the Securities Act or the Exchange Act.

     (l) Other than as set forth in the Final Private Placement Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company, or such subsidiary, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Agreement, the Registration Rights Agreement, or the performance by the Company of its respective obligations hereunder or thereunder; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (m) PricewaterhouseCoopers LLP and Ernst & Young, who have audited the financial statements of the Company and its consolidated subsidiaries included in or annexed to the Final Private Placement Memorandum, are independent public accountants with respect to the Company as required by the Securities Act.

     (n) The audited financial statements, and the related notes thereto, included in the documents annexed to or incorporated by reference into the Private Placement Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and the consolidated results of its operations and the changes in its consolidated cash flows, as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein; the unaudited consolidated financial statements and the related notes thereto included in the documents annexed to the Private Placement Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates and

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for the periods indicated and the results of its operations and the changes in its consolidated cash flows, subject to year-end audit adjustments, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except for the absence of notes thereto and as otherwise stated therein and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein.

     (o) All information related to the Company's coal reserves (in the aggregate and by resource group) included in its Annual Report on Form 10-K/A for the year ended December 31, 2002, as amended through the date of the Private Placement Memorandum at the time such report was filed with the Commission (collectively, the "Company Coal Reserve Information") (i) was accurate in all material respects and (ii) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; all assumptions used in the calculation of the Company Coal Reserve Information were reasonable.

     (p) The Company and each of its subsidiaries owns and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service mark rights and copyrights as the Company considers necessary for the conduct of the businesses of the Company or such subsidiaries as now conducted without any infringement upon rights of others which, individually or in the aggregate, would have a Material Adverse Effect. There is no individual patent or patent license used by the Company or any subsidiary in the conduct of its business the loss of which would have a Material Adverse Effect.

     (q) Neither the Company, nor any of its subsidiaries (i) is in violation of its certificate or articles of incorporation or bylaws or comparable governing instruments or (ii) is in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which it is a party or by which it is bound or to which its properties or assets may be subject, except for such violations or defaults that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     (r) Except as set forth or contemplated in the Final Private Placement Memorandum, the Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, except for any such license, certificate, permit or authorization the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and the Company and each of its subsidiaries is in material compliance with all laws and regulations relating to the conduct of its respective businesses as conducted as of the date hereof, except where noncompliance with such laws or regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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     (s) The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted, except where the failure to own or lease such properties would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (t) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the knowledge of the Company is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its, or its respective subsidiaries', principal suppliers, contractors or customers, any of which would reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in the Final Private Placement Memorandum.

     (u) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws");
(ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the cases of each of clauses (i) through (iii), as would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, and except as set forth or contemplated in the Final Private Placement Memorandum.

     (v) The Company is not, and upon the offering and sale of the Shares as herein contemplated will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (w) There is and has been no material failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002.

     (x) Neither the Company, nor any of its Affiliates (other than the Seller and any Affiliates of the Seller that control the Company, as to whom no representations or warranties are made hereby) nor any person acting on their behalf (other than [ ] as to whom no representations or warranties are made hereby) (i) has directly or indirectly made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Shares under the Securities Act; or (ii) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares in the United States or (iii) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares sold outside the United States to Non-U.S. Persons (as defined in Regulation S); and the Company and its Affiliates (other than the Seller and any Affiliates of the Seller that control the Company, as to whom no representations or warranties are made hereby) and any person acting on their behalf (other than [ ] as to whom no representations or warranties are made hereby) have complied and will comply with the offering restriction requirements of Regulation S.

     (y) It is not necessary, in connection with the offer, sale and delivery of the Shares to the Purchasers under this Agreement and the Final Private Placement Memorandum, to register the Shares under the Securities Act, assuming that the representations and warranties of Seller and [ ] in Sections 2 and 4 hereof, respectively, and the representations and warranties of the Purchasers set forth in the Purchaser Letters are true and the Seller, [ ] and each Purchaser have not breached and will not breach their respective representations and warranties in Sections 2 and 4 of this Agreement or, in the case of the Purchasers, in the Purchaser Letters.

     (z) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the offering and sale of the Shares.

     Any certificate signed by any officer of the Company and delivered to [ ] or counsel for [ ] in connection with the offering of the Shares shall be deemed a representation and warranty by the Company as to matters covered thereby to [ ].

     4. Representations and Warranties of [ ]: [ ] represents and warrants to the Seller and the Company, and hereby agrees, as follows:

     (a) [ ] has not made any offers of the Shares to any person prior to the date hereof not in conformity with the terms hereof, and after the date hereof will make no offer of the Shares not in conformity with the terms hereof. The offer of the Shares by [ ] will be made only in those jurisdictions designated by [ ] for which there is an effective qualification or exemption from registration of the offering of Shares in such jurisdictions by a broker-dealer registered under the laws of such jurisdictions.

     (b) [ ] has not solicited, and will not solicit, offers to buy the Shares by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. [ ] has not engaged and will not engage in any directed selling efforts (as that term is defined in Regulation S under the Securities
Act) with respect to the Shares sold outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act) and [ ] and any person acting on its behalf have complied and will comply with the offering restriction requirements of Regulation S.

     (c) [ ] and its representatives who have participated and will participate in the offer of the Shares were, and will continue to be, throughout the offering, registered as broker-dealers or salesmen, as required, or are exempt from such registration, in each jurisdiction in which [ ] offers the Shares.

     (d) [ ] has complied and will comply with all requirements imposed upon it by the Securities Act, and by all applicable state securities laws and regulations, to permit the continuance of offers of the Shares, in accordance with the provisions hereof, the Preliminary Private Placement Memorandum, the Final Private Placement Memorandum and such laws and regulations.

     (e) [ ] is (i) duly registered as a broker-dealer under the Exchange Act and (ii) a member in good standing of the National Association of Securities Dealers, Inc.

     (f) In soliciting purchasers for the Shares, [ ] and its representatives have utilized and will utilize only the Private Placement Memorandum and [ ] and its representatives have not used and will not use any other solicitation material or advertisement without the prior written approval of the Seller and the Company. [ ] and its representatives have not and will not make any representations or furnish any information in connection with this Agreement or the offering of the Shares other than that contained in the Private Placement Memorandum.

     (g) If requested by the Company, [ ] shall use its commercially reasonable efforts to obtain from prospective purchasers a confidentiality agreement in form and substance reasonably satisfactory to the Company.

     [ ] understands that the Company and, for the purposes of the opinions to be delivered to [ ] pursuant to Section 6 hereof, counsel to the Company, counsel to the Seller and counsel to [ ] will rely upon the accuracy and the truth of the forgoing representations and [ ] hereby consents to such reliance.

     5. Certain Agreements:

     (a) The Company hereby agrees with [ ] and the Seller, as follows:

          (i) to prepare the Final Private Placement Memorandum in a form reasonably approved by [ ] and to furnish promptly (and with respect to the initial delivery of such Final Private Placement Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to [ ] as many copies of the Final Private Placement Memorandum (and any amendments or supplements thereto) as [ ] may reasonably request for the purposes contemplated by this Agreement;

          (ii) to advise [ ] and the Seller promptly, confirming the general nature of such advice in writing, of (A) the happening of any event known to the Company at any time prior to the Closing Date, which, in the reasonable judgment of the Company, would require the making of any change in the Final Private Placement Memorandum then being used so that the Final Private Placement Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and to prepare and furnish, at the Company's expense, to [ ] (and to any persons reasonably designated by [ ]) promptly any proposed amendments or supplements to the Final Private Placement Memorandum as may be necessary so that the Final Private Placement Memorandum does not include or omit to state such material fact, and (B) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

          (iii) not to amend or supplement the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum for a period of 30 days from the date hereof unless [ ] shall previously have been advised thereof and shall have consented thereto (which consent shall not be unreasonably withheld or delayed); provided that consent of [ ] shall not be required for the filing by the Company with the SEC, at the request of the SEC, of any amendment to any previously filed Company report;

          (iv) that neither the Company nor any of its Affiliates (other than the Seller and any Affiliates of the Seller that control the Company) will solicit any offer to buy or offer or sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or engage in any directed selling efforts (as defined in Rule 902 of Regulation S) with regard to the Shares;

          (v) that neither the Company nor any of its Affiliates (other than the Seller and any Affiliates of the Seller that control the Company) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the Private Placement in a manner which would require the registration under the Securities Act of the sale of the Shares to the Purchasers;

          (vi) that the Company will not take, and will use all commercially reasonable efforts to cause its Affiliates (other than the Seller and any Affiliates of the Seller that control the Company) not to take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

          (vii) that, except as permitted by the Securities Act, neither the Company nor any of its Affiliates (other than the Seller and any Affiliates of the Seller that control the Company) will distribute any offering materials in connection with the offering and sale of the Shares as contemplated hereby, other than the Preliminary Private Placement Memorandum, the Final Private Placement Memorandum and any related marketing materials developed jointly and approved by the Seller, the Company and [ ];

          (viii) to pay all expenses, fees and taxes in connection with (A) the preparation of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to [ ] (including costs of mailing and shipment), (B) the issuance, sale and delivery of the Primary Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Purchasers,
     (C) the fees and expenses of any transfer agent or registrar for the Common Stock, (D) the costs and expenses of the Company incurred in connection with the marketing of the Shares, including "road show" costs and expenses, and (E) the performance of the Company's other obligations hereunder; provided, however, that the Company shall not pay the fees or expenses (including without limitation legal expenses) incurred by [ ]; and

          (ix) that, until the board of directors of the Company has determined otherwise, the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an "investment company" within the meaning of the Investment Company Act.

     (b) The Seller hereby agrees with [ ] and the Company as follows:

          (i) the Seller will not solicit any offer to buy or offer or sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D);

          (ii) the Seller will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the Private Placement in a manner which would require the registration under the Securities Act of the offer and sale of the Shares to the Purchasers;

          (iii) the Seller will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares; and

          (iv) that, except as permitted by the Securities Act, the Seller will not distribute any offering materials in connection with the offering and sale of the Shares as contemplated hereby, other than the Preliminary Private Placement Memorandum, the Final Private Placement Memorandum and any related marketing materials developed jointly and approved by the Seller, the Company and [ ].

     (c) The Company agrees as follows:

     The Company will increase by one the number of directors on its board of directors and to cause the appointment of a nominee selected by [ ] as promptly as possible following the Closing Date. Such nominee must be "independent" (as defined by applicable securities laws and New York Stock Exchange regulations) and acceptable to the board of directors of the Company in its reasonable judgment. The Company shall use all commercially reasonable efforts to cause such nominee to be elected as a director of the Company at the Company's next meeting of stockholders at which members of the board of directors are elected and to cause such nominee to be a member of the Company's board of directors for no less than three years following the date of initial appointment.

     (d) The Seller agrees as follows:

          (i) The Seller will use all commercially reasonable efforts to cause:

               (A) one representative of the Seller to resign from the Company's board of directors, if the Seller's holdings of Common Stock fall to 39% or below but remain in excess of 25% of all shares entitled to be voted in the election of directors;

               (B) a cumulative total of two representatives of the Seller to resign from the Company's board of directors, if the Seller's holdings of Common Stock fall to 25% or below but remain in excess of 15% of all shares entitled to be voted in the election of directors;

               (C) a cumulative total of three representatives of the Seller to resign from the Company's board of directors, if the Seller's holdings of Common Stock fall to 15% or below but remain in excess of 5% of all shares entitled to be voted in the election of directors; and

               (D) all representatives of the Seller to resign from the Company's board of directors, if the Seller's holdings of Common Stock fall to 5% or below of all shares entitled to be voted in the election of directors.

          (ii) The Seller shall pay all stock or other transfer taxes or duties payable upon the sale of the Secondary Shares to the Purchasers.

     6. Conditions of Purchasers' Obligations: The obligation of the Purchasers to purchase the Shares in accordance with the terms hereof shall be subject to (i) the accuracy in all respects of those representations and warranties of the Seller and the Company contained herein that are qualified by terms such as "material," "materially," "Material Adverse Effect" and similar qualifications as to materiality and (ii) the accuracy in all material respects of those representations and warranties of the Seller and the Company contained herein that are not so qualified by terms such as "material," "materially," "Material Adverse Effect" and similar qualifications as to materiality, as of the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and as of the Closing Date as though made on and as of such date, be, to the accuracy of the statements of the Company's and Seller's officers contained in any certificates delivered pursuant to the provisions hereof, to the performance by the Seller and the Company of their respective covenants and agreements hereunder and to the following additional conditions:

     (a) The Company shall furnish to [ ] on the Closing Date an opinion of Piper Rudnick LLP, counsel for the Company, addressed to [ ] and dated the Closing Date and in form reasonably satisfactory to [ ], substantially as set forth on Exhibit E hereto.

     (b) The Seller shall furnish to [ ] on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Seller, addressed to [ ] and dated the Closing Date and in form satisfactory to [ ], substantially as set forth in Exhibit F hereto.

     (c) The Seller shall furnish to [ ] on the Closing Date an opinion of Walter Froehling, Esq., Senior Counsel, International Legal Affairs, of the Seller, addressed to [ ] and dated the Closing Date and in form satisfactory to [ ] substantially as set forth in Exhibit G hereto.

     (d) [ ] shall have received certificates, addressed to [ ] dated the Closing Date, of duly authorized officers of the Company on behalf of the Company, to the effect that:

          (i) the Final Private Placement Memorandum and all amendments or supplements thereto, or modifications thereof, if any, do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (ii) between the time of execution of this Agreement and the Closing Date,

               (A) except as set forth or contemplated in the Final Private Placement Memorandum, no event constituting a Material Adverse Effect on the Company shall have occurred,

               (B) except as set forth or contemplated in the Final Private Placement Memorandum, no transaction which is material to the Company and its subsidiaries taken as a whole shall have been entered into by the Company or any subsidiary and

               (C) the Commission shall not have issued any order, decree or stop order preventing the use of the Final Private Placement Memorandum or any amendment or supplement thereto, or any order asserting that the offer and sale of the Shares to the Purchasers contemplated by this Agreement are subject to the registration requirements of the Securities Act;

          (iii) The representations and warranties of the Company set forth in this Agreement that are qualified by terms such as "material," "materially," "Material Adverse Effect" and similar qualifications as to materiality are true and correct in all respects, and those that are not so qualified are true and correct in all material respects, as of the Closing Date, as though made on and as such time (except to the extent that such representations and warranties speak as of another time, in which case such representations and warranties that are qualified by terms such as "material," "materially," "Material Adverse Effect" and similar qualifications as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, in each case as of such other time).

     (e) [ ] shall have received certificates, dated the Closing Date, of two officers of the Seller, on behalf of the Seller, to the effect that the representations and warranties of the Seller set forth in this Agreement that are qualified by terms such as "material," "materially," "Material Adverse Effect" and similar qualifications as to materiality are true and correct in all respects, and those that are not so qualified are true and correct in all material respects, as of the Closing Date, as though made on and as such time (except to the extent that such representations and warranties speak as of another time, in which case such representations and warranties that are qualified by terms such as "material," "materially," "Material Adverse Effect" and similar qualifications as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, in each case as of such other time).

     (f) On or before the Closing Date, the Company shall have executed and delivered to [ ] the Registration Rights Agreement.

     (g) On or before the Closing Date, the Seller shall have executed and delivered to [ ] the Option Agreement.

     (h) On or before the Closing Date, the Seller shall have executed and delivered to [ ] and the escrow agent the Escrow Agreement.

     (i) The Seller and the Company shall have furnished to [ ] such other documents and certificates as [ ] may reasonably request.

     (j) [ ] shall receive a certificate of the Secretary of the Company certifying (i) the Certificate of Incorporation and any amendments thereto,
(ii) the Bylaws and any amendments thereto, (iii) that all corporate action has been taken on the part of the Company necessary to authorize the execution and delivery of this Agreement, the Registration Rights Agreement and the other offering documents and the transactions contemplated herein and therein,
(iv) resolutions of the Board of Directors of the Company approving the original issuance and sale of the Shares to the Seller, and (v) a specimen Common Stock certificate.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to [ ] and counsel for [ ]. The Company and the Seller, as the case may be, shall furnish to [ ] such copies of such opinions, certificates, letters and documents in such quantities as [ ] and counsel for [ ] shall reasonably request.

     7. Termination:

     (a) This Agreement may be terminated at the option of the Purchasers of a majority of the Shares by giving notice to the Company and the Seller prior to the Closing Date if, in the sole discretion of the Purchasers of a majority of the Shares, any of the following makes it inadvisable to proceed with the purchase of the Shares to be delivered at the Closing Date:

          (i) the Company shall have, in the reasonable judgment of the Purchasers of a majority of the Shares, sustained any Material Adverse Effect;

          (ii) trading generally in securities on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall generally have been established on either such exchange or market system;

          (iii) a banking moratorium shall have been declared by New York or United States authorities; or

          (iv) there shall have been any outbreak or escalation of national or international hostilities or any other calamity or crisis, including without limitation any terrorist attack or similar attack, in each case resulting in a material adverse change in United States financial markets.

     (b) Termination of this Agreement pursuant to this Section 7 shall be without liability of any party to any other party except for the expenses to be paid by the Company pursuant to Section 5 and except as provided in Section 8 hereof.

     8. Indemnification and Contribution:

     (a) The Company agrees to indemnify, defend and hold harmless [ ], the Seller and any person who controls [ ] or the Seller within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, [ ], the Seller or such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained in Sections 3(x), 3(y), 5(a)(iv) and 5(a)(v) hereof or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Private Placement Memorandum, or the Final Private Placement Memorandum or any other offering materials approved in writing by the Company prior to the use thereof, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Preliminary Private Placement Memorandum or the Final Private Placement Memorandum or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by [ ] or the Seller to the Company expressly for use in such Preliminary Private Placement Memorandum or Final Private Placement Memorandum, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum shall not inure to the benefit of [ ] (or to the benefit of any person controlling [ ]) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum or any amendment or supplement thereto prepared with the consent of [ ] and furnished to [ ] prior to the Closing Date corrected any such alleged untrue statement or omission and if [ ] failed to send or give a copy of the corrected Preliminary Private Placement Memorandum or Final Private Placement Memorandum or amendment or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company or the Seller with their obligations under this Agreement.

     If any claim or action is brought against, or any loss, expense, liability or damage (including the reasonable cost of investigation) is incurred by, [ ], the Seller or any controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, [ ] or the Seller, as the case may be, shall promptly notify the Company in writing of the institution of such claim or action or the incurrence of such loss, expense, liability or damage, and the Company shall assume the defense of such claim or action or the response to such loss, expense, liability or damage, including the employment of counsel and payment of reasonable fees and expenses associated therewith, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend such claim or action or mitigate such loss, expense, liability or damage is materially prejudiced by such failure or delay. [ ], the Seller or any controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of [ ], the Seller or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the

Company shall not have employed counsel to have charge of the defense of or response to such claim, action, loss, expense, liability or damage, within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such claim or action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for each of [ ], the Seller or their respective controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

     (b) Seller agrees to indemnify, defend and hold harmless [ ], the Company and any person who controls [ ] or the Company (other than Seller) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, [ ], the Company or such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement of a material fact contained in the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum (or such as amended or supplemented by the Company), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum (or such as amended or supplemented by the Company) in reliance upon and in conformity with written information furnished to the Company by the Seller expressly for use therein. The statements specified in the final sentence of Section 2(a) constitute the only information furnished by or on behalf of the Seller to the Company for purposes of Section 2(a) and this Section 8.

     If any claim or action is brought against [ ] or the Company or any such person in respect of which indemnity may be sought against the Seller pursuant to the foregoing paragraph, [ ], the Company or such person shall promptly notify the Seller in writing of the institution of such action and the Seller shall assume the defense of such action, including the employment of counsel and payment of reasonable fees and expenses associated therewith. [ ], the Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of [ ], the Company or such person unless the employment of such counsel shall have been authorized in writing by the Seller in connection with the defense of such action or the Seller shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Seller (in which case the Seller shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Seller and paid as incurred (it being understood, however, that the Seller shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Seller shall not be liable for any settlement of any such claim or action effected without the written consent of the Seller.

     (c) [ ] agrees to indemnify, defend and hold harmless the Company, its directors and any person who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against (i) any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any breach of any representation, warranty or covenant of [ ] contained in the first sentence of Section 4(a) and in Section 4(b) or
(ii) any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which jointly or severally, the Company, the Seller or any such person may incur under the Securities Act, the Exchange Act or otherwise insofar as such loss, expense, liability, damage or claim arises out of or is based on any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by [ ] to the Company expressly for use in the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum (or such as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information or necessary to make such information, in the light of the circumstances under which they were made, not misleading. [ ] agrees to indemnify, defend and hold harmless the Seller, its directors and any person who controls the Seller within the meaning of Section 15 of the Securities Act or Section 2 of the Exchange Act as to any loss, expense, liability, damage or claim of the Seller or any such person referenced in clause (ii) of the preceding sentence. The statements set forth under Section 20 hereinbelow constitute the only information furnished by or on behalf of [ ] to the Company for purposes of Section 3(a) above and this Section 8.

         If any claim or action is brought against the Company, the Seller or any such person in respect of which indemnity may be sought against [ ] pursuant to the foregoing paragraph, the Company, the Seller or such person shall promptly notify [ ] in writing of the institution of such action and [ ] shall assume the defense of such action, including the employment of counsel and payment of reasonable fees and expenses associated therewith. The Company, the Seller or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Seller or such person unless the employment of such counsel shall have been authorized in writing by [ ] in connection with the defense of such action or [ ] shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to [ ] (in which case [ ] shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by [ ] and paid as incurred (it being understood, however, that [ ] shall not be liable for the expenses of more than one separate firm of attorneys for each of the Company, the Seller or their respective controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, [ ] shall not be liable for any settlement of any such claim or action effected without the written consent of [ ].

     (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Seller and [ ] from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Seller and [ ] in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Seller and [ ] shall be deemed to be in the same proportion as the total proceeds from the offering received by the Company and the Seller bear to the Placement Fee received by [ ] provided that, as between the Company and [ ], or the Seller and [ ], benefits received by [ ] shall be limited to the Placement Fee received by [ ] from the sale of shares by the Company or by the Seller, respectively, and not the aggregate Placement Fee. The relative fault of the Company, the Seller and [ ] shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Seller or by [ ] and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     The Company, the Seller and [ ] agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 8, [ ] shall not be required to contribute any amount in excess of the Placement Fee applicable to the Shares purchased by the Purchasers. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9. Survival: The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Seller, their respective officers, the Purchasers and [ ] set forth in or delivered in connection with this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Seller, any of their respective officers or directors, the Purchasers, [ ] and each person, if any, who controls [ ] within the meaning of the Securities Act or the Exchange Act and their respective trustees, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and
(ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5(a)(viii) and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     10. Notices: All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:


     (a) if to the Company:           CONSOL Energy Inc.
                                      Attn: Stephen E. Williams, Esq.
                                      Consol Plaza
                                      1800 Washington Road
                                      Pittsburgh, Pennsylvania 15241-1421
                                      Telephone: (412) 831-4000
                                      Facsimile: (412) 831-4635

         with a copy to:              Piper Rudnick LLP
                                      Attn: Steven L. Wasserman, Esq.
                                      1251 Avenue of the Americas
                                      New York, New York 10020
                                      Telephone: (212) 835-6000
                                      Facsimile: (212) 835-6001

     (b) if to the                    Seller: RWE
                                      Rheinbraun AG
                                      Attn: General Counsel,
                                            Dr. Rolf Schoenewerk
                                      Stuettgenweg 2
                                      D-50935 Cologne
                                      Federal Republic
                                      of Germany
                                      Telephone: 49 (0) 221/480-23266
                                      Facsimile: 49 (0) 221/480-1345

         with a copy to:              Cravath, Swaine & Moore LLP
                                      Attn: Peter S. Wilson, Esq.
                                      Worldwide Plaza
                                      825 Eight Avenue
                                      New York, New York 10019
                                      Telephone: (212) 474-1000
                                      Facsimile: (212) 474-3700

     (c) if to [ ]:                   [ ]
                                Attn: [ ]
                                      [ ]
                                      [ ]
                                      [ ]
                                      [ ]
                                      [ ]

         with a copy to:              Hunton & Williams LLP
                                      Attn: Daniel M. LeBey, Esq.
                                      Riverfront Plaza, East Tower
                                      951 E. Byrd Street
                                      Richmond, Virginia  23219
                                      Telephone: (804) 788-8200
                                      Facsimile: (804) 788-8218

     (d) if to the Purchasers:        To each Purchaser at its address
                                      specified in its Purchaser Letter


     All such notices and communications shall be deemed to have been duly given when received. Any party by notice to the other party may designate additional or different addresses for subsequent notices or communications.

     11. Governing Law; Consent to Jurisdiction: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York sitting in New York County, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

     12. Waiver of Jury Trial: TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     13. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Purchasers, [ ], the Company, the Seller and the controlling persons, trustees, directors and officers referred to in Sections 8 and 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The parties hereto agree that Purchasers shall be third party beneficiaries to the agreements made by the Seller in Sections 1(d) and 1(e) of the Agreement, and each Purchaser shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

     14. Amendments and Waivers: Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     15. Successors: This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The rights and obligations of any party hereto may not be assigned by such party without the express written consent of each other party hereto, and any attempted assignment without such consent shall be invalid.

     16. Counterpart and Facsimile Signatures: This Agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement, and may be executed by facsimile.

     17. Headings: The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     18. Severability: In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, but only to the extent that giving effect to such provision and the remaining provisions hereof is in accordance with the intent of the parties as reflected in this Agreement.

     19. Entire Agreement: This Agreement (including the Exhibits hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby supersedes all prior agreements and understanding whatsoever relating to such matters and transactions.

     20. Furnished Information: The Company and [ ] hereby confirm and agree that the only information furnished to the Company by [ ] expressly for use in the Private Placement Memorandum is the information set forth in the last sentence of the second paragraph under the heading "Private Placement."

     21. Default by Any Purchaser: In the event that any Purchaser shall default in its obligation to purchase and pay for any Shares hereunder, the proportion of Primary Shares and

Secondary Shares in the aggregate number of Shares being purchased by each other Purchaser hereunder shall be reallocated in such proportion (as determined by [ ] in consultation with the Seller and the Company) so that the aggregate number of Primary Shares being purchased by all Purchasers hereunder shall in all events be 11,000,000.

                           [SIGNATURE PAGE FOLLOWS]

     Please acknowledge and accept the foregoing provisions hereof by signing this Agreement in the space indicated below.


                                      Very truly yours,

                                      RWE RHEINBRAUN AG, a stock corporation
                                      organized under the laws of The Federal
                                      Republic of Germany


                                      By: /s/ Dr. Rolf Zimmerman
                                          ------------------------------------
                                          Name:  Rolf Zimmerman
                                          Title: Vice President



                                      By: /s/ Walter Froehling
                                          ------------------------------------
                                          Name:  Walter Froehling
                                          Title: Senior Counsel


                                      CONSOL ENERGY INC., a Delaware corporation



                                      By: /s/ William J. Lyons
                                          ------------------------------------
                                          Name:  William J. Lyons
                                          Title: Senior Vice President



ACKNOWLEDGED AND ACCEPTED:

[ ],


By: /s/ [ ]
    --------------------------------
    Name:
    Title:

                                  SCHEDULE 1


                                  PURCHASERS

                                  EXHIBIT A


               FORM OF PURCHASER'S LETTER/SUBSCRIPTION AGREEMENT

                                   EXHIBIT B


                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT C

                           FORM OF OPTION AGREEMENT

                                   EXHIBIT D

                           FORM OF ESCROW AGREEMENT

                                   EXHIBIT E

                      FORM OF OPINION OF COMPANY COUNSEL

                                   EXHIBIT F

                FORM OF OPINION OF CRAVATH, SWAINE & MOORE LLP

                                   EXHIBIT G

                  FORM OF OPINION OF SELLER'S GENERAL COUNSEL






















                                     G-1